Exhibit 23.6

CONSENT

Brazil Potash Corp.

198 Davenport Road, Toronto

Ontario, Canada, M5R 1J2

Re:	S-K 1300 Technical Report and the Registration Statement on Form F-3 of Brazil Potash Corp. (the “Company”)

L&M Assessoria (“L&M”) is the authoring firm of Section 17.6 titled “Opinion of Qualified Person (QP)” and Chapter 19 titled “Economic Analysis” of the report titled “Technical Report, Update of the Autazes Potash Project – Pre-Feasibility Study”, dated October 14, 2022 (the “Technical Report”), regarding the Company’s potash mining project known as the Autazes Project (the “Project”), which Technical Report was prepared in accordance with Item 601 and Subpart 1300 (“Subpart 1300”) under Title 17, Part 229 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended.

L&M understands that the Company makes reference to L&M’s name and the Technical Report in the Company’s Registration Statement on Form F-3 (the “Registration Statement”) that has been prepared and filed with the Commission in connection with the Company’s shelf registration. L&M further understands that the Company uses certain extracts of, and information from, the Technical Report to describe and provide information regarding the Project in the Registration Statement (collectively, the “Expert Information”).

Accordingly, with respect to the Registration Statement, L&M does hereby consent to:

•	the use of, and references to, its name in the Registration Statement;

•	the use of, and references to, the Technical Report in the Registration Statement; and

•	the use of, in the Registration Statement, the Expert Information or any portions thereof.

L&M further confirms that (i) it has been provided with a copy of the Registration Statement, (ii) its representatives have read the disclosure in the Registration Statement that relate to the Project, including the Expert Information, and (iii) such disclosure included in the Registration Statement does not contain a misrepresentation.

Dated: April 9, 2026

L&M ASSESSORIA

By:	/s/ João Augusto Hilário de
Souza Name: João Augusto Hilário
de Souza Title: Mining Engineer